SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – July 15, 2009

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive office)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 15, 2009, Columbia Laboratories, Inc. (the “Company”) entered into an employment agreement with Lawrence Gyenes (the “Gyenes  Agreement”) defining the terms of his employment with the Company as its Senior Vice President, Chief Financial Officer, and Treasurer, effective immediately.

The initial term of Mr. Gyenes’s employment under the Gyenes Agreement is through March 31, 2011 (unless earlier terminated in accordance with the terms of the Gyenes Agreement), with automatic one-year renewals unless either party gives written notice of nonrenewal at least sixty (60) days prior to the end of the then current term. If the Company elects not to renew the Gyenes Agreement, it is obligated to pay severance equal to one year’s base salary to Mr. Gyenes.

Pursuant to the Gyenes Agreement, Mr. Gyenes’s annual base salary is $325,000 subject to annual review and, within the discretion of the Board of Directors, upward adjustment. Mr. Gyenes is eligible to receive a target annual bonus of 40% of his base salary, as then in effect, based upon the parameters and criteria contained in the Company’s bonus plan and within the discretion of the Board of Directors.  Mr. Gyenes’s actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. Gyenes and the Company.  Mr. Gyenes is also entitled to participate in the benefit programs generally available to Company executive employees.

Pursuant to the Gyenes Agreement, on July 15, 2009, Mr. Gyenes received a grant of options to purchase 125,000 shares of the Company’s Common Stock under the Company’s 2008 Long-term Performance Plan. The options, which vest at the rate of 25% per year over four years subject to Mr. Gyenes’s continued employment, have an exercise price per share equal to the closing price of the Company’s Common Stock on July 15, 2009, on the Nasdaq Global Market.

Mr. Gyenes has the right, under the Gyenes Agreement, to resign his employment with or without "Good Reason," as that term is defined in the Gyenes Agreement. The Company has the right, under the Gyenes Agreement, to terminate Mr. Gyenes’s employment with or without "Cause," as that term is defined in the Gyenes Agreement. Termination for Cause for certain acts or failures to act would not take effect unless and until the Company gives Mr. Gyenes written notice of the Company’s intention to terminate his employment for Cause, stating in detail the particular acts or failures to act that constitute the grounds on which the proposed termination for Cause is based, and an opportunity to cure such conduct, if possible.

Pursuant to the Gyenes Agreement, Mr. Gyenes’s employment with the Company will terminate upon his death or in the event he has a “Disability,” as such term is defined in the Gyenes Agreement.

If Mr. Gyenes’s employment is terminated by the Company without Cause or by Mr. Gyenes with Good Reason, the Gyenes Agreement provides for payment of Mr. Gyenes’s base salary through the date of termination and a lump sum cash payment of one year's base salary plus the greater of the amount of the cash bonus paid to Mr. Gyenes in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination.  Mr. Gyenes will also be entitled to receive reimbursement for the COBRA premium costs of his medical, dental, and vision insurance coverage for a period of twelve (12) months thereafter.

Pursuant to the Gyenes Agreement, Mr. Gyenes is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason, and is also prohibited from soliciting any of the Company’s employees, customers or vendors during that period.

The Gyenes Agreement incorporates Mr. Gyenes’s Executive Change in Control Severance Agreement dated as of July 15, 2009 (attached as Exhibit A to the Gyenes Agreement). In the event of a “Change in Control” of the Company, as that term is defined in the Executive Change in Control Severance Agreement, if Mr. Gyenes’s employment is terminated by the Company without “Cause” or by Mr. Gyenes with “Good Reason”, as those terms are defined in the Executive Change in Control Severance Agreement (and within the time periods provided therein), Mr. Gyenes will receive a lump sum cash payment equal to one year's annual base salary, plus the greater of the cash bonus paid to Mr. Gyenes in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination, plus the value of fringe benefits provided to him for the year prior to the Change in Control.

The Gyenes Agreement incorporates Mr. Gyenes’s Employee Proprietary Information and Inventions Agreement dated as of July 15, 2009 (attached as Exhibit B to the Gyenes Agreement), pursuant to which Mr. Gyenes assigns to the Company any rights he may have or acquire in proprietary information during the course of his employment with the Company.  He further agrees to keep in confidence all proprietary information of the Company during the period of his employment and thereafter.

The Gyenes Agreement also incorporates Mr. Gyenes’s Indemnification Agreement dated as of July 15, 2009 (attached as Exhibit C to the Gyenes  Agreement), pursuant to which the Company will indemnify, and advance expenses to, Mr. Gyenes as provided in the Indemnification Agreement to the fullest extent permitted by applicable law.

A copy of the Gyenes Agreement (including Exhibits) is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective July 15, 2009, Lawrence Gyenes was appointed Senior Vice President, Chief Financial Officer, and Treasurer of the Company.

Mr. Gyenes, age 58, has over 35 years of financial experience in both privately and publicly held companies, most all of which were in the life sciences industry.  He most recently served as Senior Vice President and Chief Financial Officer of Acusphere, Inc., a former NASDAQ-listed specialty pharmaceutical company.  Prior to joining Acusphere, Mr. Gyenes was Chief Financial Officer of Zila, Inc., a NASDAQ-listed oral cancer screening company, a consultant to investment management firms, and Senior Vice President and Chief Financial Officer of Savient Pharmaceuticals, inc., a NASDAQ-listed specialty pharmaceutical company.  He also held senior financial positions with Reliant Pharmaceuticals, Inc., Rand McNally & Co., CompuServe Corporation, Helene Curtis, Inc., and G.D. Searle & Co., and was a consultant to DuPont Pharmaceuticals Company in its sale to Bristol-Meyers Squibb.  Mr. Gyenes holds an MBA degree from the University of Chicago and a BS degree in Accounting from the University of Illinois.

A brief description of the material terms of Mr. Gyenes’s employment agreement is set forth under Item 1.01, above.

There are no arrangements or understandings between Mr. Gyenes and any other person pursuant to which he was selected as an officer of the Company. Mr. Gyenes is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2008, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Gyenes had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

Item 8.01                      Other Events.

On July 17, 2009, the Company issued a press release entitled “Lawrence Gyenes  Appointed Chief Financial Officer of Columbia Laboratories.” A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Columbia Laboratories, Inc. and Lawrence Gyenes dated July 15, 2009.
99.1	Press Release dated July 15, 2009, entitled “Lawrence Gyenes Appointed Chief Financial Officer of Columbia Laboratories.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2009

COLUMBIA LABORATORIES, INC.

By: /S/ Michael McGrane
Michael McGrane
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Columbia Laboratories, Inc. and Lawrence Gyenes dated July 15, 2009.
99.1	Press Release dated July 15, 2009, entitled “Lawrence Gyenes Appointed Chief Financial Officer of Columbia Laboratories.”